UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 29, 2010
Fidelity National Information Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Georgia

(State or Other Jurisdiction of Incorporation)

1-16427	37-1490331

(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue
Jacksonville, Florida	32204

(Address of Principal Executive Offices)	(Zip Code)
(904) 854-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Amendment and Restatement of Credit Agreement
On June 29, 2010, Fidelity National Information Services, Inc. (“FIS”), the other financial institutions party thereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and Bank of America, N.A., as Swing Line Lender, entered into an Amendment and Restatement Agreement dated as of June 29, 2010 (the “Amendment Agreement”). Under the Amendment Agreement, the Credit Agreement dated as of January 18, 2007 among FIS and certain subsidiaries of FIS party thereto from time to time, as borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, Bank of America, N.A., as Swing Line Lender, and other financial institutions party thereto as Lenders, was amended and restated in the form of that certain Amended and Restated Credit Agreement dated as of January 18, 2007, and amended and restated as of June 29, 2010 (the “FIS Credit Agreement”), among FIS, the other borrowers, the parties signatory thereto from time to time as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.
The FIS Credit Agreement provides total committed capital of $3,426.0 million, comprised of:
     (a) revolving credit facilities in an aggregate maximum principal amount of $1,033.7 million (the “Revolving Loan”), consisting of $112.3 million in revolving credit capacity maturing on January 18, 2012 (the “2012 Revolving Loans”) and $921.4 million in revolving credit capacity maturing on July 18, 2014 (the “2014 Revolving Loans”);
     (b) an aggregate of $2,390.4 million of term notes (the “Term Loan A”) consisting of $386.8 million maturing on January 18, 2012 (the “Term Loan A-1”) and $2,003.6 million maturing on July 18, 2014 (the “Term Loan A-2”); and
     (c) an aggregate of $1.9 million of term notes (the “LCPI Loans”) maturing on July 18, 2014.
This level of committed capital constitutes an increase of $562.8 million in term loans (the “Incremental Term Loan A”) and $141.2 million in revolving credit commitments. The FIS Credit Agreement also includes provisions that would permit lenders providing 2012 Revolving Loans and Term Loan A-1, if requested by FIS, to extend the maturity date of those loans to July 18, 2014 and increase the pricing for those loans to equal the pricing for the 2014 Revolving Loan and the Term Loan A-2, as applicable.
The Revolving Loan is bifurcated into tranches based upon the currency in which borrowings may be made: (a) a $225.1 million tranche that allows borrowings in U.S. Dollars only; and (b) a $808.6 million multicurrency tranche that allows borrowings in U.S. Dollars, Euros, British Pounds Sterling, and Australian Dollars. The multicurrency tranche of the Revolving Loan includes an aggregate sublimit of $250.0 million for swing line loans and an aggregate sublimit of $250.0 million for the issuance of letters of credit. As of June 30, 2010, the outstanding principal balance of the Revolving Loan was $310.8 million, with $722.9 million of borrowing capacity remaining thereunder.
In addition to committed loans, the FIS Credit Agreement contains provisions permitting FIS to obtain certain additional loans in the future, conditioned upon FIS’s ability to obtain additional commitments from lenders to fund those loans, including (a) a new term loan (the “Term Loan B”) that FIS has not yet obtained in an aggregate amount not to exceed $2,837.2 million, less any amount of certain senior unsecured debt (the “Senior Notes”) that FIS may elect to issue; and (b) up to an additional $750 million in the aggregate of term and revolving credit loans.

The FIS Credit Agreement is guaranteed by substantially all of FIS’s domestic subsidiaries (but specifically excluding FIS Receivables SPV, LLC) and secured by a pledge of (a) all of FIS’s (and the guarantors’) holdings of capital stock of domestic entities (subject to certain exceptions), other than the capital stock issued by any subsidiary of Metavante Corporation; and (b) 65% of FIS’s (and the guarantors’) holdings of capital stock of certain foreign entities.
FIS may borrow, repay and re-borrow amounts under the Revolving Loan from time to time until the applicable maturities of the tranches included in the Revolving Loan. There are no mandatory principal payments on the LCPI Loans until the outstanding principal balance is payable in full at maturity. FIS must make quarterly principal payments under the Term Loan A-1 of $9.9 million per quarter from September 30, 2010 through September 30, 2011, with the remaining principal balance payable on January 18, 2012. FIS must make quarterly principal payments under the Term Loan A-2 of $50.1 million per quarter from September 30, 2010 through December 31, 2012, and $75.1 million per quarter from March 31, 2013 through March 31, 2014, with the remaining principal balance payable on July 18, 2014.
The following table summarizes the mandatory annual principal payments with respect to the Term Loan A pursuant to the FIS Credit Agreement as of June 30, 2010 (in millions):

	Term Loan A-1	Term Loan A-2	Total Term Loan A
2010	$19.8	$100.2	$120.0
2011	29.8	200.4	230.2
2012	337.2	200.4	537.6
2013	N/A	300.5	300.5
2014	N/A	1,202.1	1,202.1

Total	$386.8	$2,003.6	$2,390.4

There are no mandatory principal payments on the Revolving Loan; any balance outstanding on the Revolving Loan will be due and payable at the applicable scheduled maturity date of the respective tranches thereof.
The loans under the FIS Credit Agreement bear interest, at the election of FIS, at either a Eurocurrency Rate (as defined in the FIS Credit Agreement) or a Base Rate (as defined in the FIS Credit Agreement), plus an applicable margin determined upon the basis of the leverage ratio (total indebtedness to EBITDA of FIS and its consolidated subsidiaries, as further defined in the Credit Agreement), with ranges for those applicable margins as follows:
     (a) with respect to Term Loan A-1, 0% to 0.25% for the portion of those loans that bear interest with regard to the Base Rate and 0.75% to 1.25% for the portion of those loans that bear interest with regard to the Eurocurrency Rate;
     (b) with respect to Term Loan A-2, 0.75% to 1.50% for the portion of those loans that bear interest with regard to the Base Rate and 1.75% to 2.50% for the portion of those loans that bear interest with regard to the Eurocurrency Rate;
     (c) with respect to 2012 Revolving Loans, 0% for the portion of those loans that bear interest with regard to the Base Rate and 0.60% to 1.00% for the portion of those loans that bear interest with regard to the Eurocurrency Rate; and

     (d) with respect to 2014 Revolving Loans, 0.75% to 1.50% for the portion of those loans that bear interest with regard to the Base Rate and 1.75% to 2.50% for the portion of those loans that bear interest with regard to the Eurocurrency Rate.
In addition to these interest rates, (a) with respect to the 2012 Revolving Loans, FIS must pay a facility fee on the maximum principal amount of the 2012 Revolving Loans (regardless of the outstanding amount of those 2012 Revolving Loans) ranging from 0.15% to 0.25%; and (b) with respect to the 2014 Revolving Loans, FIS must pay a commitment fee (on only the unused portion of the commitments for the 2014 Revolving Loans) ranging from 0.375% to 0.50%.
The FIS Credit Agreement is subject to customary affirmative, negative and financial covenants (some of which were revised in connection with the Amendment Agreement), including, but not limited to, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments and dispositions, limitations on dividends and other restricted payments, a minimum interest coverage ratio and a maximum leverage ratio. Events of default include conditions customary for such an agreement, including failure to pay principal and interest in a timely manner and breach of certain covenants.
The foregoing does not constitute a complete summary of the terms of the Amendment Agreement and the FIS Credit Agreement. We refer to the complete text of (a) the Amendment Agreement, which is filed as Exhibit 10.1 to this report; and (b) the FIS Credit Agreement, which is filed as Exhibit A to Exhibit 10.1 to this report, each of which agreements is incorporated herein by this reference.
FIS used the proceeds of the Incremental Term Loan A to prepay a portion of the outstanding principal of a term loan acquired in the acquisition of Metavante (the “MV Term Loan”). As of June 30, 2010, after giving effect to the prepayment, the outstanding principal balance of the MV Term Loan was $230.0 million. There are no longer any mandatory quarterly principal payments on the MV Term Loan as these requirements have been fulfilled due to principal prepayments made to date. The remaining principal balance of the MV Term Loan is payable on November 1, 2014.
Amendment to Receivables Purchase Agreement
On June 30, 2010, the Receivables Purchase Agreement (the “AR Facility”) dated as of October 1, 2009, among FIS, as Servicer, certain subsidiaries parties thereto from time to time, as initial Receivables Administrators, FIS Receivables SPV, LLC (“SPV”), as Seller, the parties signatory thereto from time to time as Purchasers, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent”), was amended by that certain Omnibus Amendment No. 1 (the “Omnibus Amendment”) to Receivables Purchase Agreement, Receivables Sale Agreement and Guaranty dated as of June 30, 2010, among SPV, FIS, each subsidiary of FIS party thereto as an Originator, each subsidiary of FIS party thereto as a Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the Purchasers party thereto. Under the Omnibus Amendment, certain representations, warranties and covenants in the AR Facility were revised principally to conform to corresponding revisions made to the representations, warranties and covenants in the FIS Credit Agreement.

The foregoing does not constitute a complete summary of the terms of the Omnibus Amendment. We refer to the complete text of the Omnibus Amendment, which is filed as Exhibit 10.2 to this report and is incorporated herein by this reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit

10.1	Amendment and Restatement Agreement dated as of June 29, 2010 by and among FIS, the other financial institutions party thereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and Bank of America, N.A., as Swing Line Lender, including as Exhibit A thereto the Amended and Restated Credit Agreement dated as of January 18, 2007, and amended and restated as of June 29, 2010, among FIS, the other borrowers, the parties signatory thereto from time to time as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.

10.2	Omnibus Amendment No. 1 (the “Omnibus Amendment”) to Receivables Purchase Agreement, Receivables Sale Agreement and Guaranty dated June 30, 2010, among FIS Receivables SPV, LLC, FIS, each subsidiary of FIS party thereto as an originator, each subsidiary of FIS party thereto as a guarantor, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the purchasers party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Information Services, Inc.
Dated: July 2, 2010	By:	/s/ James W. Woodall
James W. Woodall
Senior Vice President and Chief Accounting Officer